Better Home & Finance Holding Company Announces First Quarter 2025 Results
•Q1 Funded Loan Volume of $868 million, up 31% year-over-year
•Expect Q2 Funded Loan Volume to increase compared to Q1 driven by efficiencies in our Timan AI platform
•Expect 2025 Funded Loan Volume to increase over 2024 driven by tailwinds from growth initiatives including NEO Powered by Better as part of our Tinman AI Platform channel
•Diversifying Better’s distribution channels by leveraging Tinman™ as a platform to power retail loan officers with early rapid growth in NEO Powered by Better, and as a software licensing platform for banks with the onboarding of our first bank partner to power their entire mortgage platform across consumer and wholesale channels via Tinman
•Further expanded Betsy™, the first AI loan assistant for the US Mortgage Industry, into processing and underwriting workflows, to enhance customer experience, improve loan-team efficiency, and further accelerate our end-to-end technology platform Tinman™
•Expect further improvements to Adjusted EBITDA losses in 2025 as compared with 2024 due to a combination of AI driven improvements in conversion rates and efficiency gains and continued corporate cost reductions
•Remain focused on managing towards profitability in the midterm. Expect to drive growth through technology efficiency, diversified distribution channels, and optimized marketing, while balancing growth expenses with corporate cost reductions
NEW YORK--(BUSINESSWIRE)-- May 12, 2025 - Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) (“Better” or the “Company”), a New York-based digitally native homeownership company, today reported financial results for its first quarter ended March 31, 2025.
“Deliberate and strategic efforts to scale AI across the enterprise and for our partners delivered strong year-over-year growth in Q1, especially given a challenging macroeconomic backdrop”, said Vishal Garg, CEO and Founder of Better. “Our continued technological advancements are designed to propel growth while driving cost and operational efficiency improvements as we advance toward profitability. Several initiatives are enabling this including expanding Betsy into processing and underwriting workflows, Tinman AI platform distribution diversification that is supercharging profitable growth for loan officers and powering banks by licensing Tinman software, and finally, efficient expansion of our D2C channel. With the addition of two new distribution channels for our technology, our team is seizing the initiative and manifesting growth opportunities independent of broader economic and mortgage market conditions.”

First Quarter 2025 Financial Highlights:
GAAP Results:
•Revenue of approximately $33 million, compared to $22 million in Q1’ 24 and $25 million in Q4’24
•Net loss of approximately $51 million, compared to a loss of $51 million in Q1’ 24 and a loss of $59 million in Q4’24
Key Operating Metrics and Non-GAAP Financial Measures:
•Adjusted EBITDA loss of approximately $40 million, compared to a loss of $31 million in Q1’ 24 and a loss of $28 million in Q4’24
•Funded loan volume of $868 million, compared to $661 million in Q1’24 and $936 million in Q4’24
•Approximately 3,000 Total Loans, compared to approximately 2,000 in Q1’24 and approximately 3,300 in Q4’24
•Purchase loan volume of $578 million comprised 67% of Funded Loan Volume; HELOC loan volume (which includes home equity lines of credit and closed-end second lien loans) of $157 million comprised 18% of Funded Loan Volume; and refinance loan volume of $133 million comprised 15% of Funded Loan Volume
•D2C loan volume of $614 million, an increase of 71% year-over-year and decrease of 19% quarter-over-quarter, and comprised 71% of Funded loan volume, with Tinman AI Platform and B2B comprising the remainder 29% of volume
“Even through a continued challenging market environment and heightened macro volatility, we continue to make progress towards our goals of driving increased volume and revenue balanced with ongoing expense management and improved profitability”, said Kevin Ryan, CFO of Better. “We remain focused on driving operating leverage through continued investments in efficiency, corporate cost management, and diversifying our distribution channels and managing towards profitability in the midterm.”
First Quarter 2025 Highlights:
•Announced the retirement of Better’s outstanding convertible debt and right-size the liability structure. This transaction is expected to create approximately $200 million of positive pre-tax equity value and create a path to long-term value creation for our equity holders
•Year-over-year Funded Loan Volume growth was driven by increases in all three main product categories, home equity products (207% growth), including HELOCs and closed-end second lien loans), refinance (64% growth), and purchase (9% growth)
•We continue to see increased productivity resulting from AI program investments, including further expansion of Betsy™, which leverages AI and large language models to take a customer through pre-approval, rate quote, and rate lock autonomously. Betsy™ is programmed to verbally communicate with customers to answer mortgage application inquiries and to collect and verify outstanding application data, and most recently to autonomously enable consumers to lock their rate and get their loan towards closing.
•Since beginning production in January 2025, during Q1 2025, NEO Powered by Better onboarded approximately 115 NEO loan officers across 53 branches, serving a total of approximately 366 families equating to approximately $163 million of Funded Loan Volume. We see this scaling to over $450 million of Funded Loan Volume in the second quarter.
•We continue to undergo efforts to exit our noncore U.K. assets while focusing on growing Birmingham Bank. In Q1’25, Birmingham Bank achieved £72.4 million in origination volume, which was up approximately 159% compared to £28 million in origination volume for Q4'24, . We expect to more than double U.K. bank originations again in 2025 as we deploy AI with the goal of building the leading AI-driven specialist mortgage bank in the United Kingdom. We expect the exiting of the three smaller non-core U.K. businesses to start being a benefit to our adjusted EBITDA losses in the second half of 2025.
For more information, please see the detailed financial data and other information available in the Company’s interim report on Form 10-Q, to be filed with the Securities and Exchange Commission (the “SEC”), and the investor presentation on the investor relations section of the Company’s website.
Webcast
Better will host a live webcast of its earnings conference call beginning at 8:30am ET on May 13, 2025. To access the webcast and the related presentation, or to register to listen to the call by phone, go to the investor relations section of the Company’s website at investors.better.com or click the “Attendee Registration Link” below. Please join the webcast at least 10 minutes prior to start time. A replay will be available on the investor relations website shortly after the call ends.
* Webcast Details *
Event Title: Better Home & Finance Holding Company First Quarter 2025 Results
Event Date: May 13, 2025 08:30 AM (GMT-12:30) Eastern Time (US and Canada)
Attendee Registration Link:
https://events.q4inc.com/attendee/885133549
About Better
Since 2017, Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) has leveraged its industry-leading AI Mortgage platform, Tinman™, to fund more than $100 billion in mortgage volume. Tinman™ allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates and close their loan in as little as three weeks. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage loans. Better launched its “One Day Mortgage” program in January 2023, which allows eligible customers to go from click to Commitment Letter within 24 hours. Better was named Best Online Mortgage Lender by Forbes and Best Mortgage Lender for Affordability by WSJ in 2023, ranked #1 on LinkedIn’s Top Startups List for 2021 and 2020, #1 on Fortune’s Best Small and Medium Workplaces in New York, #15 on CNBC’s Disruptor 50 2020 list, and was listed on Forbes FinTech 50 for 2020. Better serves customers in all 50 US states and the United Kingdom.
Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws. Forward-looking statements are all statements other than those of historical fact, and include predictions, projections and other statements about future events that are based on current expectations and assumptions. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include: our ability to operate under and maintain or improve our business model; the effect of interest rates on our business, results of operations, and financial condition; our ability to expand our customer base, grow market share in our existing markets and enter into new markets; our ability to respond to general economic conditions, particularly elevated interest rates and lower home sales and refinancing activity; our ability to restore our growth and our expectations regarding the development and long-term expansion of our business; our ability to comply with laws and regulations related to the operation of our business, including any changes to such laws and regulations; our ability to achieve and maintain profitability in the future; our ability and requirements to raise additional financing in the future; our estimates regarding expenses, future revenue, capital and additional financing requirements; our ability to maintain, expand and be successful in our strategic relationships with third parties; our ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting; our ability to develop new products, features and functionality that meet market needs and achieve market acceptance; our ability to retain, identify and hire individuals for the roles we seek to fill and staff our operations appropriately; the involvement of our CEO in litigation related to prior business activities, our business activities and associated negative media coverage; our ability to recruit and retain additional directors, members of senior management and other team members, including our ability in general, and our CEO’s ability in particular, to maintain an experienced executive team; our ability to successfully manage our international and banking operations our ability to maintain and improve morale and workplace culture and respond effectively to the effects of negative media coverage; and our ability to maintain, protect, assert and enhance our intellectual property rights. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price can be found in the Company’s Annual Report on Form 10-K, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

For Investor Relations Inquiries please email ir@better.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS
Following are tables that present selected financial data of the Company. Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures and definitions of certain key metrics used herein.
Results of Operations

	Three Months Ended March 31,
(Amounts in thousands, except share and per share amounts)	2025	2024
Revenues:
Gain on loans, net	$ 24,576	$ 15,652
Other revenue	4,030	2,817
Net interest income
Interest income	10,445	8,636
Interest expense	(6,498)	(4,854)
Net interest income	3,947	3,782
Total net revenues	32,553	22,251
Expenses:
Compensation and benefits	46,668	38,073
General and administrative	11,630	14,047
Technology	7,182	5,458
Marketing and advertising	8,687	4,554
Loan origination expense	2,503	2,577
Depreciation and amortization	3,975	9,074
Other expenses/(Income)	2,320	(183)
Total Expenses	82,965	73,600
Loss before income tax expense	(50,412)	(51,349)
Income tax expense/(benefit)	145	143
Net Loss	(50,557)	(51,492)

Use of Non-GAAP Measures and Other Financial Metrics
We include certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA, Adjusted Net Income (Loss) and other key metrics.
We calculate Adjusted Net Income (Loss) as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants, and other non-core operational expenses. We calculate Adjusted EBITDA as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants, and other non-recurring or non-core operational expenses, as well as interest and amortization on non-funding debt (which includes interest on the Convertible Note (as defined in our Form 10-K)), depreciation and amortization expense, and income tax expense. These non-GAAP financial measures should not be considered in isolation and are not intended to be a substitute for any GAAP financial measures. These non-GAAP measures provide supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance. We also believe these non-GAAP financial measures improve investors’ and analysts’ ability to compare our results with those of our competitors and other similarly situated companies, which commonly disclose similar performance measures.
However, our calculation of Adjusted EBITDA and Adjusted Net Income (Loss) may not be comparable to similarly titled performance measures presented by other companies. Further, although we use these non-GAAP measures to assess the financial performance of our business, these measures exclude certain substantial costs related to our business, and investors are cautioned not to use such measures as a substitute for financial results prepared according to GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP.

Reconciliation of Non-GAAP Metrics

	Three Months Ended March 31,
(Amounts in thousands)	2025	2024
Adjusted Net Loss
Net (loss) income	$ (50,557)	$ (51,492)
Stock-based compensation expense	4,033	8,760
Change in fair value of warrants and equity related liabilities	(228)	(823)
Restructuring, impairment, and other expenses	570	721
Adjusted Net Loss	$ (46,182)	$ (42,834)
Adjusted EBITDA
Net (loss) income	$ (50,557)	$ (51,492)
Income tax expense / (benefit)	145	143
Depreciation and amortization expense	3,975	9,074
Stock-based compensation expense	4,033	8,760
Interest and amortization on non-funding debt	1,705	2,664
Restructuring, impairment, and other expenses	570	721
Change in fair value of warrants and equity related liabilities	(228)	(823)
Adjusted EBITDA	$ (40,357)	$ (30,953)

Key Metrics
This press release refers to the following key metrics:
Funded Loan Volume represents the aggregate dollar amount of all loans funded in a given period based on the principal amount of the loan at funding. Purchase Loan Volume represents the aggregate dollar amount of purchase loans funded in a given period based on the principal amount of the loan. Refinance Loan Volume represents the aggregate dollar amount of refinance loans funded in a given period based on the principal amount of the loan. HELOC loan volume represents the aggregate dollar amount of HELOC loans funded in a given period based on the principal amount of the loan at funding. D2C Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated from direct interactions with customers using all marketing channels other than our B2B partner relationships and our Tinman AI Platform channel. B2B Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through one of our B2B partner relationships. B2B Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through one of our B2B partner relationships. Tinman AI Platform channel Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through NEO Powered by Better. Total Loans represents the total number of loans funded in a given period, including purchase loans, refinance loans and HELOC loans.